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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FIRST QUARTER
	2007	2006
NET SALES	$1,062.1	$968.7

COSTS AND EXPENSES
Cost of sales	666.8	636.8
Selling, general and administrative	259.0	238.8
Interest-net	20.2	15.6
Other-net	19.9	19.3
Restructuring charges	4.0	7.3

	969.9	917.8

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	92.2	50.9
Income taxes	24.6	12.4

NET EARNINGS FROM CONTINUING OPERATIONS	$67.6	$38.5

Loss from discontinued operations (including loss
on disposal of $1.5 million in 2006) before income taxes	—	(1.0)
Income tax benefit on discontinued operations	—	(0.2)

NET LOSS FROM DISCONTINUED OPERATIONS	—	(0.8)

NET EARNINGS	$67.6	$37.7

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$0.82	$0.46
Discontinued operations	—	(0.01)

Total basic earnings (loss) per share of common stock	$0.82	$0.46

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$0.80	$0.45
Discontinued operations	—	(0.01)

Total diluted earnings (loss) per share of common stock	$0.80	$0.45

DIVIDENDS PER SHARE	$0.30	$0.29

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	82,851	82,892

Diluted	84,774	84,804

Gross Margin	$395.3	$331.9
% of Net Sales	37.2%	34.3%

SG&A % of Net Sales	24.4%	24.7%

Operating Margin	$136.3	$93.1
% of Net Sales	12.8%	9.6%

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	March 31, 2007	December 30, 2006
ASSETS

Cash and cash equivalents	$210.8	$176.6
Accounts and notes receivable	803.4	749.6
Inventories	615.7	598.9
Other current assets	83.3	85.2
Assets held for sale	28.4	28.2

Total current assets	1,741.6	1,638.5

Property, plant and equipment	568.2	559.4
Goodwill and other intangibles	2,188.5	1,621.5
Other assets	142.1	116.0

Total assets	$4,640.4	$3,935.4

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-term borrowings	$332.1	$320.0
Accounts payable	462.4	445.2
Accrued expenses	501.4	485.9
Total current liabilities	1,295.9	1,251.1

Long-term debt	1,209.2	679.2
Other long-term liabilities	569.1	453.1
Shareowners’ equity	1,566.2	1,552.0

Total liabilities and equity	$4,640.4	$3,935.4

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FIRST QUARTER
	2007	2006

OPERATING ACTIVITIES

Net earnings	$67.6	$37.7
Depreciation and amortization	37.2	30.3
Changes in working capital	(18.7)	13.7
Other	7.7	3.5

Net cash provided by operating activities	93.8	85.2

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(26.2)	(14.5)
Proceeds from sale of business	—	0.9
Business acquisitions and asset disposals	(541.4)	(490.6)
Proceeds from long-term borrowings	529.7	—
Cash dividends on common stock	(24.9)	(23.8)
Other	3.2	(10.1)

Net cash used in investing and financing activities	(59.6)	(538.1)

Increase(decrease) in Cash and Cash Equivalents	34.2	(452.9)

Cash and Cash Equivalents, Beginning of Period	176.6	657.8

Cash and Cash Equivalents, End of Period	$210.8	$204.9

Free Cash Flow Computation

Operating Cash Flow	$93.8	$85.2
Less: capital and software expenditures	(26.2)	(14.5)

Free Cash Flow (before dividends)	$67.6	$70.7

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners, and of its sales performance. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FIRST QUARTER
	2007	2006
NET SALES
Construction & DIY	$423.7	$410.6
Industrial	310.7	285.6
Security	327.7	272.5

Total	$1,062.1	$968.7

SEGMENT PROFIT
Construction & DIY	$62.5	$57.9
Industrial	45.5	22.6
Security	45.7	27.9

Segment Profit	153.7	108.4
Corporate Overhead	(17.4)	(15.3)

Total	$136.3	$93.1

SEGMENT PROFIT AS A % OF NET SALES
Construction & DIY	14.8%	14.1%
Industrial	14.6%	7.9%
Security	13.9%	10.2%

Segment Profit	14.4%	11.2%
Corporate Overhead	-1.6%	-1.6%

Total	12.8%	9.6%

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THE STANLEY WORKS AND SUBSIDIARIES
RECONCILIATION OF OPERATING MARGIN TO OPERATING INCOME
(Unaudited, Millions of Dollars)

	FIRST QUARTER
	2007	2006
NET SALES	$1,062.1	$968.7

COSTS AND EXPENSES
Cost of sales	666.8	636.8
Selling, general and administrative	259.0	238.8

OPERATING MARGIN	136.3	93.1
Other – net	19.9	19.3
Restructuring charges	4.0	7.3

OPERATING INCOME	$112.4	$66.5

Operating margin is defined as sales less cost of sales less SG&A. Management uses operating margin and its percentage to net sales as key measures to assess the performance of the company as a whole, as well as the related measures at the segment level.